UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2026

ALEEANPEACE GROUP HOLDINGS LIMITED.

(formerly SEATech Ventures Corp.)

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-230479	61-1882326
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 310, 3/F, New East Ocean Centre,

9 Science Museum Road, Kowloon, Hong Kong

(Address of principal executive offices, including zip code)

+852 2151 2618

(Registrant’s telephone number, including area code)

SEATech Ventures Corp.

11-05 & 11-06, Tower A, Avenue 3 Vertical Business Suite,

Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia.

(Former name or former address, if changed since last report)

+603 8408 1788

(Former telephone number, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act ( 17 CFR 240. 14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APGH (formerly SEAV)	The OTC Market – OTCID

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On July 10, 2026, AleeanPeace Group Holdings Limited. (formerly SEATech Ventures Corp.) (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada (Filing Number 20265893153) to change the Company’s corporate name from “SEATech Ventures Corp.” to “AleeanPeace Group Holdings Limited.”

The Certificate of Amendment was approved by the Company’s board of directors and the holder of a majority of the Company’s voting power. As permitted by Nevada Revised Statutes Sections 78.385 and 78.390, no action by the Company’s stockholders was required because the amendment was a name-change-only amendment.

Other than the change of the Company’s corporate name, the Certificate of Amendment did not amend any other terms of the Company’s Articles of Incorporation. The name change does not affect (i) the rights of any of the Company’s stockholders, (ii) the par value of the Company’s common stock or any series of preferred stock, (iii) the number of shares of any class or series of capital stock authorized to be issued by the Company, or (iv) any of the Company’s outstanding indebtedness.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the new Nevada State Business License is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Trading Symbol and CUSIP

On August 3, 2026, the Financial Industry Regulatory Authority (“FINRA”) announced on its Daily List that it had processed the Company’s corporate action in connection with the Company’s previously effected corporate name change.

Pursuant to the FINRA Daily List, the Company’s common stock commenced trading under the corporate name, AleeanPeace Group Holdings Limited and the trading symbol APGH, effective at the opening of trading on August 4, 2026. Prior to the effective date, the Company’s common stock traded under the name SEATech Ventures Corp. and the trading symbol SEAV.

The corporate name change and trading symbol change do not affect the rights of the Company’s shareholders or the capitalization of the Company. No action is required by the Company’s shareholders in connection with the corporate name change or trading symbol change.

The Company’s CUSIP number remains unchanged. Existing stock certificates representing shares of the Company’s common stock will continue to be valid and will not need to be exchanged solely as a result of the corporate name change or trading symbol change.

The Company’s recent name change to “AleeanPeace Group Holdings Limited” reflects management’s current intention to pursue a broader strategic evolution toward high-value corporate advisory services and family office management. There can be no assurance, however, that the Company will successfully execute this strategic pivot. This proposed evolution is intended to emphasize family office and investment support services, including assisting family-office and investment-oriented clients in evaluating business opportunities (such as ICT-related investments), structuring transactions, and providing ongoing strategic support; however, these services remain subject to market conditions, regulatory approvals, and the successful engagement of qualified personnel.

These initiatives leverage the Company’s expansion into corporate advisory and family office management across Hong Kong and Southeast Asia to generate immediate fee-based revenue, as previously disclosed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on April 16, 2026.

In addition, the name change aligns with the Company’s strategic intention to acquire an operating business incorporated in the British Virgin Islands—currently operating under the exact name “AleeanPeace Group Holdings Limited”—which specializes in providing comprehensive, one-stop family office services and financial solutions through its operations in Hong Kong, Mainland China, and Southeast Asia. In connection with this proposed acquisition, the Company entered into a non-binding letter of intent on June 23, 2026. Investors are cautioned that the letter of intent is non-binding, and negotiations are ongoing. There is no assurance that the parties will successfully negotiate and execute a definitive purchase agreement, that the proposed acquisition will be consummated on the terms currently contemplated, or at all. The proposed transaction remains subject to extensive confirmatory due diligence, negotiation of definitive documentation, board approval, regulatory compliance, and applicable Nasdaq or OTC requirements, as well as satisfying closing conditions.

Item 9.01 Financial Statements and Exhibits.

Exhibit

3.1	Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on July 10, 2026
99.1	Nevada State Business License issued to AleeanPeace Group Holdings Limited on July 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2026

ALEEANPEACE GROUP HOLDINGS LIMITED (formerly SEATech Ventures Corp.)

/s/Marcus Sherray Lee
By:	Marcus Sherray Lee
Title:	CEO